Exhibit 10.22

MEREDITH CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
FOR EMPLOYEES*
You have been awarded Restricted Stock (the “Award”) under the Meredith Corporation 2014 Stock Incentive Plan (the “Plan”), as specified in the award notice (the “Notice”). Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.
THIS AGREEMENT (the “Agreement”), effective as of the date set forth in the Notice, is between Meredith Corporation, an Iowa corporation (the “Company”), and the Grantee named in the Notice (the “Grantee”), and is subject to all applicable provisions of the Plan and the Plan’s Prospectus. The parties hereto agree as follows:
1.Grant of Shares. Pursuant to action of the Compensation Committee of the Board of Directors of the Company (the “Committee”), the Company hereby grants to the Grantee the number of shares of Common Stock of the Company, $1.00 par value (the “Shares”), as set forth in the Notice, subject to the Restrictions (the “Restrictions”) set forth in Section 2 and the other terms and conditions of the Plan and this Agreement. With respect to this grant of Shares, the date of grant, the number of Shares granted and the date or dates of the lapse of the Restrictions have been set forth in the Notice. Concurrently with this grant, the Company will transfer an amount equal to $1.00 (the par value thereof) from the Company’s Additional Paid-in Capital account to the Company’s Common Stock account for each of the Shares that are the subject of this grant, so that said Shares are fully paid and non-assessable. The Shares will be registered on the books of the Company’s transfer agent in the Grantee’s name. The Grantee shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares. Any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization shall be deemed to be “Shares” hereunder and shall be subject to all the terms and conditions of the Plan and this Agreement.
The Grantee shall be deemed to have accepted the Award on the terms and conditions set forth in the Plan and in this Agreement unless the Grantee provides written notice to the Company, within 45 days following the date of grant, stating that the Grantee does not wish to accept the Award. Any such notice must be sent to the Company in accordance with Section 9 of this Agreement. Upon the Company’s receipt of any such notice, the Award granted hereunder will automatically be forfeited to the Company and neither the Company nor any of its affiliates shall have any further obligations to the Grantee under this Agreement.
2.    Restrictions. Until and to the extent that the Restrictions imposed by this Section 2 have lapsed pursuant to Sections 3 or 4 below, the Shares shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 5 below.
3.    Lapse of Restrictions by Passage of Time. The Restrictions shall lapse and have no further force or effect with respect to the Shares subject to this grant at the time or times set forth in the Notice.

* This Agreement governs Awards made on or after July 1, 2017.

4.    Death, Disability or Retirement. In the event of the death, disability or retirement of the Grantee prior to the lapse of the Restrictions on any or all of the Shares, the Restrictions on all such Shares shall lapse and have no further effect as of the date of death, disability or retirement. For these purposes, “disability” shall mean the Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or otherwise is a disability that satisfies the definition of disability in Treas. Reg. § 1.409A-3(i)(4) or any successor provision thereto; and “retirement” shall mean the termination of the Grantee’s employment by retirement in accordance with the then established rules of the Company’s tax-qualified retirement plan.
5.    Forfeiture of Shares. In the event of the termination of the Grantee’s employment by the Company for any reason (including resignation or discharge with or without cause) other than death, disability or retirement, all of the Shares then subject to the Restrictions shall be forfeited and transferred to the Company without consideration to the Grantee or his or her executor, administrator, personal representative or heirs (“Representative”). The Company is hereby authorized to cause the transfer into its name all Shares that are forfeited to the Company pursuant to this Section. In addition, Shares acquired by Grantee under the Award and this Agreement shall be subject to policies established and amended from time to time by the Committee regarding the recovery of erroneously awarded compensation.
6.    Election to Convert Shares into Common Stock Equivalents for Deferral Purposes. In the sole discretion of the Committee, the Grantee may elect to convert any or all Shares into an equal number of common stock equivalents (“CSEs”). Any such election must be made irrevocably in written or electronic form, in accordance with procedures established by the Company, not later than 30 days after the date set forth in the Notice. The Committee shall have the authority to establish the terms of such deferral, including the permissible payment time or times for the CSEs which the Grantee may have the ability to elect.
It is intended that the CSEs meet the requirements of paragraphs (2), (3), and (4) of Section 409A of the Code, including the regulations and guidance promulgated thereunder (“Code § 409A”). The terms and provisions of this Section 6, and the provisions of any election made with respect to the CSEs, should be interpreted and applied in a manner consistent with such requirements.
The CSEs shall be subject to any conditions provided in the form of election executed by the Grantee, and to the following provisions of this Section 6:
(a)    The number of CSEs into which the Shares are being converted shall be credited to a bookkeeping account established in the name of the Grantee subject to the following terms and conditions:
(i)    Adjustments. If the number of outstanding shares of Common Stock of the Company is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of CSEs in the Grantee’s account shall be adjusted to correspond to such change;

(ii)    Dividend Equivalents. To compensate for the dividends the Grantee would have received had the Grantee owned Shares equal to the number of CSEs credited to his or her account, there shall be credited to the Grantee’s account additional CSEs equal to (A) the cash dividend the Grantee would have received had he or she had owned the number of shares of Common Stock equal to the number of CSEs then credited to the Grantee’s account, divided by (B) the fair market value of one share of the Company’s Common Stock on the dividend payment date. If a dividend is paid in shares of stock of another company or in other property, the Grantee will be credited with the number of shares of that company or the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of CSEs credited to his or her account. The shares or other property so credited will be paid out in kind in accordance with the Grantee’s election.
(b)    Payment. The Company shall deliver to the Grantee, on the date or dates of payment in accordance with the form of election and the provisions of this Section 6, a whole number of shares of Common Stock equal to the whole number of CSEs then payable in accordance with the Grantee’s election (lump sum or installment payment) or the terms of this Section 6, together with a cash payment equal to the value of any fractional CSE payable, which cash payment shall be determined on the basis of the fair market value of a share of Common Stock as of the date on which the Grantee’s right to payment vests (i.e., the Grantee’s date of death, disability, retirement or other separation from service, or a Change in Control (as defined in Section 12 of the Plan)); provided, however, in the event that the CSEs become payable upon a Change in Control (as defined in Section 12 of the Plan), payment of the CSEs may be made in shares of Common Stock or in cash.
(i)    Death. In the event of the Grantee’s death, any CSEs credited to the Grantee’s account on the date of his or her death shall be paid to the Grantee’s representative. Such payment shall be made within 90 days after the date of the Grantee’s death.
(ii)    Disability. In the event of the Grantee’s disability, any CSEs credited to the Grantee’s account shall be paid to the Grantee or his or her representative, provided that such disability is the Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or otherwise is a disability that satisfies the definition of disability in Treas. Reg. § 1.409A-3(i)(4) or any successor provision thereto. Payment with respect to all such CSEs shall be made within 90 days after the date of such disability.
(iii)    Retirement or other Termination of Service. In the event of the Grantee’s retirement or other termination from service, any CSEs credited to the Grantee’s account shall become payable, provided such retirement or termination of service constitutes a “separation from service” consistent with the interpretation of such term set forth in Code § 409A. Payment in connection with such separation from service shall be made (or if payment is to be made in installments, commence) within 90 days after the date of such separation from service.

(iv)    Change in Control. In the event of a change in control of the Company (as defined in Section 12 of the Plan), any CSEs credited to the Grantee’s account shall become payable. Payment with respect to all such CSEs shall be made within 90 days after the date of such change in control,
(c)    Unfunded Obligation. The Company’s obligation with respect to stock equivalents shall not be funded or secured in any manner, nor shall a Grantee’s right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.
(d)    No Shareholder Rights Prior to Stock Issuance, The Grantee shall not be entitled to any voting or other shareholder rights as a result of the credit of CSEs to the Grantee’s account until shares of Common Stock are delivered to the Grantee (or his or her designated beneficiary or estate) hereunder.
7.    Delivery of Shares. The Company shall deliver the Shares to the Grantee or his or her Representative as soon as practicable after the lapse of the Restrictions and other terms and conditions of this Agreement unless the Grantee makes a deferral election in accordance with rules established by the Committee. Any such deferral shall result in the transfer of Shares to the Company’s deferred compensation plan, at the time Shares would otherwise be delivered hereunder, and the Company’s deferred compensation plan rules shall thereafter govern the administration of the Award.
8.    Withholding Taxes. The lapse of the Restrictions on any Shares pursuant to Sections 3 or 4 above shall be conditioned on the Grantee or his or her Representative having made appropriate arrangements with the Company to provide for the withholding of any taxes required to be withheld by Federal, state or local laws in respect of such lapse. This includes providing FICA/Medicare taxes associated with the retirement accelerated vesting feature discussed in Section 4.
9.    Notices. All notices hereunder shall be deemed given (1) on the date that it is delivered in hand; (2) on the date that it is sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service, which provides proof of delivery, all delivery charges prepaid; (3) two business days after it is sent in writing; or (4) if to Grantee, on the date that it is sent in electronic form, in each case addressed as follows:
To the Company:    Meredith Corporation
    1716 Locust Street
    Des Moines, IA 50309-3023
Attention: Corporate Secretary
To a delegate of the Company at such address or using such electronic means as set forth in procedures established by the Company.
To the Grantee or his or her Representative at the address of the Grantee at the time appearing in the employment records of the Company, currently as shown in the Notice, or as provided in Section 17 if sent electronically; or

At such other address as either party may designate by notice given to the other in accordance with these provisions.
10.    Term of Agreement. This Agreement shall terminate on the date of the lapse of all remaining Restrictions.
11.    Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Grantee and his or her Representative.
12.    Continuation of Employment. This Agreement shall not confer upon Grantee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate Grantee’s employment at any time.
13.    409A provisions. With respect to any award that becomes subject to Code § 409A:
(a)    Six-Month Delayed Payment to “Specified Employees.” In the case of any Grantee who is entitled to payment hereunder because of a separation from service (as such term is defined under Code § 409A) from the Company which is subject to Code § 409A and, at the time of such separation from service, is a “specified employee,” as determined by the Company in compliance with Code § 409A and the Company’s written policy regarding the identification of specified employees, if any, then in effect (which policy is incorporated herein by reference), then no payment shall be made, except as permitted under Code § 409A, prior to the first day of the calendar month beginning seven (7) months after the Grantee’s separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter.
(b)    Termination of Arrangement. With the approval of the Board, the Committee may terminate, amend, or modify the Agreement, provided that such termination, amendment, or modification is consistent with the terms of the Plan; and provided further, that no such termination, amendment or modification may be made to the Agreement that would cause any Shares that are excluded from the coverage of Code § 409A to be covered by Code § 409A or would cause the Grantee to be subject to the income inclusion provisions of Code § 409A(a)(1), or may in any way adversely affect Grantee’s rights under this Agreement. The Company reserves the right to amend the Agreement in any respect solely to comply with the provisions of Code § 409A so as not to trigger any unintended tax consequences prior to the distribution of benefits provided herein.
(c)    Payment Timing. Notwithstanding anything to the contrary herein, if any applicable payment period begins in one taxable year and ends in the following taxable year, Grantee shall not have the right to designate the year of the payment.
14.    Governing Law. All questions concerning the construction, validity and interpretation of the Award as described in the Notice and this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Iowa and shall be brought only in federal or state court in Iowa.
15.    Plan Document. The Award and this Agreement are intended to conform in all respects with, and are subject to, all applicable provisions of the Plan. Inconsistencies between the Award, this Agreement, the Plan Prospectus, or the Plan shall be resolved in accordance with the terms of the Plan. By your deemed acceptance of the Award and this Agreement, you agree to be bound by all of the terms of this Agreement, the Plan, the Plan Prospectus, and any share ownership and retention guidelines established by the Company. The Plan and the Plan’s Prospectus are available at:
Plan Prospectus: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Plan%20Prospectus.pdf
Plan: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Stock%20Incentive%20Plan.pdf
or from:
Corporate Secretary
Meredith Corporation
1716 Locust Street, Mail Stop LS101-A
Des Moines, IA 50309
Phone:    515-284-3357
Fax:     515-284-3933
Email: shareholderhelp@meredith.com

The Plan and the Plan Prospectus are also available if you go to the Meredith Intranet > Human Resources > Benefits Center > Stock Plan Administration.

16.    Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of the Award, this Agreement, the Plan, or the Plan Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
17.    Electronic Delivery. By your deemed acceptance of the Award, as set forth in the Notice and this Agreement, you consent to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, grant or award notifications and agreements, account statements, and any other forms or communications related to the Award or the Plan) via Company e-mail or any other electronic system established and maintained by the Company or a third party designated by the Company, as determined by the Company in its sole discretion.